Exhibit 99.1

Editas Medicine Announces Offering of Common Stock

CAMBRIDGE, Mass., June 23, 2020 – Editas Medicine, Inc. (Nasdaq: EDIT), a leading genome editing company, today announced that it intends to offer and sell 4,000,000 shares of its common stock in an underwritten public offering. Editas Medicine intends to grant the underwriter a 30-day option to purchase up to an additional 600,000 shares of its common stock. All of the shares in the offering are to be sold by Editas Medicine.

Morgan Stanley is acting as sole book-running manager for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

A registration statement on Form S-3 (including a preliminary prospectus describing the terms of the offering) relating to the shares of common stock offered in the public offering has been filed with the Securities and Exchange Commission (SEC) and has become effective. The offering will be made only by means of the prospectus that form a part of the registration statement. A copy of the final prospectus related to the offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. A copy of the final prospectus relating to the securities being offered may also be obtained, when available, by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Editas Medicine

As a leading genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/ Cas12a (also known as Cpf1) genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the uncertainties related to whether or not the Company will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally; uncertainties inherent in the initiation of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in Editas’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 8, 2020, the Company’s preliminary prospectus related to the public offering, and other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media:

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com

Investors:

Mark Mullikin

(617) 401-9083

mark.mullikin@editasmed.com

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